EXHIBIT 12.2

            PUBLIC SERVICE COMPANY OF OKLAHOMA (CONSOLIDATED)
                   RATIO OF EARNINGS TO FIXED CHARGES
             FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1998
                        (Thousands Except Ratio)
                               (Unaudited)


Operating Income                                         $109,796

Adjustments:
  Income taxes                                             19,407
  Provision for deferred income taxes                      26,036
  Deferred investment tax credits                          (2,188)
  Other income and deductions                                 191
  Allowance for borrowed and equity funds
    used during construction                                1,984
                                                          -------
       Earnings                                          $155,226
                                                          =======

Fixed Charges:
  Interest on long-term debt                              $30,142
  Interest on short-term debt and other                     3,950
  Distributions on Trust Preferred Securities               6,000
                                                          -------

       Fixed Charges                                      $40,092
                                                          =======

Ratio of Earnings to Fixed Charges                           3.87
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